UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 4, 2016

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction Of Incorporation)	(IRS Employer Identification No.)

303 Wyman Street, Suite 300, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 4, 2016, Noubar Afeyan, Ph.D. notified BG Medicine, Inc. (the “Company”) that he was resigning from the Company’s Board of Directors (the “Board”), effective as of that date. Dr. Afeyan did not communicate to the Company any disputes regarding the Company’s operations, policies or practices in connection with his resignation, nor is the Company aware of any.

(d) On February 4, 2016, the Board appointed Jeffrey R. Luber, JD, MBA, to join the Board to serve as a Class I director until the 2018 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or until his earlier resignation, retirement, removal or death. The Board also appointed Mr. Luber to the Audit Committee.

There are no arrangements or understandings between the Company and any other person pursuant to which Mr. Luber was selected as a director, nor are there any transactions between Mr. Luber and the Company in which he has a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Securities and Exchange Commission.

Jeffrey R. Luber, age 49, has more than twenty years of life sciences experience, having served in lead business and legal roles in both public and private companies. Since July 2014, Mr. Luber has served as Vice President, Corporate Development and General Counsel of Good Start Genetics, Inc., a molecular genetics information company. From August 2009 to July 2014, Mr. Luber served as Vice President, Corporate Development and General Counsel of SynapDx Corp., a laboratory services company that he co-founded. From March 2008 to April 2009, Mr. Luber served as Chief Executive Officer of EXACT Sciences Corp., a publicly-traded diagnostics company, where he led its turnaround and recapitalization through a strategic transaction with Genzyme Corp. At EXACT Sciences Corp., Mr. Luber also served as its President from July 2007 to April 2009, Chief Financial Officer and Treasurer from April 2006 to July 2007 and General Counsel from November 2002 to July 2007. Mr. Luber previously served on the boards of directors of EXACT Sciences Corp. and the Accelerated Cure Project for Multiple Sclerosis. He received his BS in Business Administration from Southern Connecticut State University and his JD and MBA from Suffolk University. Our Board concluded that Mr. Luber should serve as a director because Mr. Luber has extensive experience in finance, legal and corporate development roles at public and private companies, as well as experience working on the boards of directors of public and not-for-profit companies.

In consideration for his Board and Audit Committee service, on the date of his appointment to the Board, Mr. Luber received a stock option grant for 10,000 shares of the Company’s common stock at an exercise price of $0.29 per share, which was the closing price of the common stock on the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: February 4, 2016	/s/ Stephen P. Hall
Stephen P. Hall
Executive Vice President & Chief Financial Officer